Exhibit 99.1
Heartland Payment Systems 90 Nassau Street
Princeton, NJ 08542 888.798.3131
HeartlandPaymentSystems.com

HEARTLAND PAYMENT SYSTEMS REPORTS $0.62 ADJUSTED EARNINGS PER SHARE, A FIRST QUARTER RECORD

Princeton, NJ - May 1, 2015 - Heartland Payment Systems, Inc. (NYSE: HPY), one of the nation's largest payment processors, today announced record first quarter Adjusted Net Income and Adjusted Earnings per Share of $23.1 million and $0.62, respectively, for the quarter ended March 31, 2015. Adjusted Net Income and Adjusted Earnings per Share were $19.4 million and $0.52, respectively, for the quarter ended March 31, 2014. For the first quarter of 2015, Heartland reported GAAP Net Income of $17.2 million, or $0.46 per share. Adjusted Net Income and Adjusted Earnings per Share are non-GAAP measures that are detailed later in this press release in the section “Reconciliation of Non-GAAP Financial Measures.”

Highlights for the first quarter of 2015 include:

•	New margin installed was an all-time record $21.7 million, a 9.6% increase from the first quarter of 2014

•	Same store sales were up 4.4%, contributing to a reduction of net volume attrition to 9.6%, both the best performance in over five years

•	Small and Mid-Sized Enterprise (SME) quarterly transaction processing volume was $20.8 billion, up 15.6% from $18.0 billion in the first quarter of 2014

•	Quarterly Net Revenue was $190.3 million, up 22.4% from the first quarter of 2014

•	Adjusted Operating Margin for the first quarter of 2015 was 20.7%, compared with 20.9% for the first quarter of 2014

Operating results for the first quarter of 2015 include:

•
Incremental general and administrative expenses of $2.9 million for the Heartland Summit, $0.9 million for Leaf ($3.2 million total for the first quarter) and $1.0 million for costs associated with acquisitions consummated in the period. All impacted first quarter Operating Margin.

•	Stock compensation expense of $4.6 million, an $0.8 million increase

•	Depreciation and amortization expense of $5.0 million for acquired intangibles amortization, a $2.7 million increase

•
A lower effective tax rate due to partial recognition of benefits of past accumulated losses of Leaf; it is expected the tax rate will return to historical levels in the remaining three quarters of this year

Robert O. Carr, Chairman and CEO, said, "For the fifth consecutive quarter, we increased the rate of growth in our processing volume, driving outstanding growth on both the top and bottom line. With another quarter of record new margin installed and growing momentum across all of our business drivers, the investments we have committed to our people and processes are clearly strengthening the Heartland franchise in the market, laying a solid foundation for sustained growth. We're generating the same success in our non-card businesses, where revenue is up nearly 50 percent from both organic growth as well as the rapid integration of acquisitions, including Payroll 1, which we are pleased to welcome to the Heartland team this quarter. The payments and related industries are increasingly recognizing and rewarding innovation, and Heartland remains committed to investing in our technology to continue to improve the utility and security of our products so that our merchants can enhance the productivity and efficiency of their businesses.”

SME card processing volume for the three months ended March 31, 2015 was $20.8 billion, a 15.6% improvement compared to the year-ago period and the fifth consecutive quarter in which the rate of year-over-year card transaction processing growth has accelerated. Core Visa and MasterCard volume processed in the quarter was up 11.4% compared to the year-ago period. Non-card revenue growth in the quarter was 49% compared to the first quarter of 2014, with strong organic growth supplemented by contributions from recent acquisitions. The operating margin in the quarter reflected the Heartland Summit and costs for acquisitions closed in the quarter, as well as a full quarter of operating expenses for Leaf. The expense from the Heartland Summit will not recur over the remainder of this year and Leaf is winding down. In addition, total expenses reflected a 49% increase in total depreciation and amortization, which, including amounts classified as processing and servicing costs, rose to $14.7 million in the quarter from $9.9 million in the first quarter of last year, primarily due to an increase in the amortization of both system development and acquired intangibles.

Mr. Carr continued, “Heartland Commerce is a focal point of our strategy to offer the industry's most compelling integrated electronic payments processing platform with the highest level of security. We are delighted by the enthusiasm the market - including both dealers and merchants - is showing for our offering, and we are making significant progress integrating operations to leverage our resources and market relationships to extend our technological leadership. Through Heartland Commerce, we are bringing the same best-of-both-worlds integration and security enjoyed by larger merchants to the small to mid-sized merchant community through integrated POS technology incorporating our proprietary out-of-scope solution that eliminates risks inherent in integrated POS in the market. Our goal is to build Heartland Commerce into the leading provider of electronic payments solutions that offers not only the most comprehensive functionality, but an uncompromised level of security."

FULL YEAR 2015 GUIDANCE:
For full year 2015, we expect Net Revenue to grow 17% to 19%, to between approximately $790 million and $800 million, and adjusted EPS to be in the range of $2.78- $2.85. Guidance assumes after-tax share-based compensation and acquisition-related amortization expenses reduce earnings per share by $0.66 for the year and an approximate 39% tax rate.

BOARD DECLARES QUARTERLY DIVIDEND
The Company also announced that the Board of Directors declared a quarterly dividend of $0.10 per common share payable June 15, 2015 to shareholders of record on May 28, 2015.

CONFERENCE CALL

Heartland Payment Systems, Inc. will host a conference call on May 1, 2015 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company's website. To access the call, please visit the Investor Relations portion of the Company's website at: www.heartlandpaymentsystems.com/about/investor-relations. The conference call may be accessed by calling (888)-317-6003. Please provide the operator with PIN number 0530331. The webcast will be archived on the Company's website within two hours of the live call.

ABOUT HEARTLAND
Heartland Payment Systems, Inc. (NYSE: HPY), one of the largest payment processors in the United States, delivers credit/debit/prepaid card processing and security technology through Heartland Secure™ and its comprehensive Heartland breach warranty. Heartland also offers point of sale, mobile commerce, e-Commerce, marketing solutions, payroll solutions, and related business solutions and services to more than 300,000 business and educational locations nationwide.

A FORTUNE 1000 company, Heartland is the founding supporter of the Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. Heartland also established the Sales Professional Bill of Rights to advocate for the rights of sales professionals everywhere.

Forward-looking Statements

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including risks and additional factors that are described in the Company's Securities and Exchange Commission filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2014. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact

Joe Hassett
Gregory FCA Communications
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-228-2110
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Total revenues	$602,459	$523,283
Costs of services:
Interchange	359,340	318,096
Dues, assessments and fees	52,775	49,668
Processing and servicing	77,737	68,609
Customer acquisition costs	14,048	10,250
Depreciation and amortization	10,673	5,812
Total costs of services	514,573	452,435
General and administrative	58,124	44,486
Total expenses	572,697	496,921
Income from operations	29,762	26,362
Other income (expense):
Interest income	25	32
Interest expense	(3,647)	(1,050)
Other, net	26	(132)
Total other expense	(3,596)	(1,150)
Income before income taxes	26,166	25,212
Provision for income taxes	8,928	10,300
Net income	17,238	14,912
Less: Net loss attributable to noncontrolling interests	—	(828)
Net income attributable to Heartland	$17,238	$15,740

Earnings per common share:
Basic	$0.47	$0.43
Diluted	$0.46	$0.42

Weighted average number of common shares outstanding:
Basic	36,432	36,731
Diluted	37,110	37,735

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net income	$17,238	$14,912
Other comprehensive income:
Unrealized gains on investments, net of income tax of $12 and $9	32	12
Unrealized gains on derivative financial instruments, net of income tax of $19 and $28	32	47
Comprehensive income	17,302	14,971
Less: Comprehensive loss attributable to noncontrolling interests	—	(828)
Comprehensive income attributable to Heartland	$17,302	$15,799

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$44,851	$70,793
Funds held for customers	210,122	176,492
Receivables, net	239,252	234,104
Investments	110	106
Inventory	11,272	12,048
Prepaid expenses	23,886	22,658
Current tax assets	16,888	15,082
Current deferred tax assets, net	7,019	9,308
Total current assets	553,400	540,591
Capitalized customer acquisition costs, net	75,096	73,107
Property and equipment, net	164,792	154,303
Goodwill	475,580	425,712
Intangible assets, net	204,256	192,553
Deposits and other assets, net	1,837	1,507
Total assets	$1,474,961	$1,387,773

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$46,777	$31,165
Accounts payable	53,664	58,460
Customer fund deposits	210,122	176,492
Processing liabilities	108,649	119,398
Current portion of accrued buyout liability	16,159	15,023
Current portion of borrowings	41,781	36,792
Current portion of unearned revenue	39,016	46,601
Accrued expenses and other liabilities	46,834	41,517
Total current liabilities	563,002	525,448
Deferred tax liabilities, net	56,499	45,804
Reserve for unrecognized tax benefits	7,706	7,315
Long-term borrowings	547,435	523,122
Long-term portion of accrued buyout liability	30,323	32,970
Long-term portion of unearned revenue	2,366	2,354
Total liabilities	1,207,331	1,137,013
Commitments and contingencies	—	—

Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 36,562,755 and 36,344,921 shares issued and outstanding at March 31, 2015 and December 31, 2014	37	36
Additional paid-in capital	259,144	255,921
Accumulated other comprehensive loss	(66)	(130)
Retained earnings (accumulated deficit)	8,515	(5,067)
Total equity	267,630	250,760
Total liabilities and equity	$1,474,961	$1,387,773

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$17,238	$14,912
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	14,155	11,985
Other depreciation and amortization	14,652	9,864
Addition to loss reserves	869	866
Provision for doubtful receivables	655	337
Deferred taxes	7,019	4,205
Share-based compensation	4,649	3,838
Write off of fixed assets and other	431	225
Changes in operating assets and liabilities:
Increase in receivables	(3,606)	(1,959)
Decrease in inventory	926	163
Payment of signing bonuses, net	(10,041)	(8,055)
Increase in capitalized customer acquisition costs	(6,103)	(5,531)
Decrease in current tax assets	1,627	5,737
Increase in prepaid expenses, deposits and other assets	(1,088)	(1,314)
Excess tax benefits on employee share-based compensation	(3,481)	(2,174)
Increase in reserve for unrecognized tax benefits	391	390
Increase in due to sponsor banks	15,612	30,335
Decrease in accounts payable	(5,535)	(6,871)
Decrease in unearned revenue	(10,148)	(9,390)
Decrease in accrued expenses and other liabilities	(4,107)	(3,681)
Decrease in processing liabilities	(11,653)	(30,597)
Payouts of accrued buyout liability	(7,507)	(1,875)
Increase in accrued buyout liability	5,996	3,796
Net cash provided by operating activities	20,951	15,206

Cash flows from investing activities
Decrease (increase) in funds held for customers	12,645	(28,160)
(Decrease) increase in customer fund deposits	(12,645)	28,182
Acquisitions of businesses, net of cash acquired	(60,890)	(3,250)
Capital expenditures	(15,909)	(12,846)
Net cash used in investing activities	(76,799)	(16,074)

Cash flows from financing activities
Proceeds from borrowings	108,000	30,000
Principal payments on borrowings	(78,687)	—
Proceeds from exercise of stock options	768	246
Excess tax benefits on employee share-based compensation	3,481	2,174
Repurchases of common stock	—	(27,237)
Dividends paid on common stock	(3,656)	(3,102)
Net cash provided by financing activities	29,906	2,081

Net (decrease) increase in cash	(25,942)	1,213
Cash at beginning of year	70,793	71,932
Cash at end of period	$44,851	$73,145

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results on a continuing operations basis, namely income from operations, operating margin, net income and earnings per share, which exclude acquisition-related amortization expense and share-based compensation expense. These measures meet the definition of a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance, its performance relative to its competitors, as well as prospects for its future performance.

This press release contains non-GAAP financial measures. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2015 and 2014 follows (in thousands except per share data):

Three Months Ended March 31, 2015
	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$29,762	$4,962	$4,649	$39,373
Operating margin (a)	15.6%			20.7%

Net income attributable to Heartland	$17,238	$3,034	$2,842	$23,114

Diluted earnings per share	$0.46	$0.08	$0.08	$0.62
Diluted shares used in computing earnings per share	37,110			37,110

Three Months Ended March 31, 2014
	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from operations	$26,362	$2,310	$3,838	$32,510
Operating margin (a)	17.0%			20.9%

Net income attributable to Heartland	$15,740	$1,366	$2,270	$19,376

Diluted earnings per share	$0.42	$0.04	$0.06	$0.52
Diluted shares used in computing earnings per share	37,735			37,735

(a) Operating margin is measured as Income from operations divided by Net revenue. Net revenue is defined as total revenues less interchange fees and dues, assessments and fees.